SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 MARCH 22, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission              IRS Employer
jurisdiction                     File Number             Identification
of incorporation                                         Number

Delaware                           1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On March 22, 2001 registrant issued a press release entitled "Halliburton to Appeal Court Ruling" pertaining, among other things, to an announcement that registrant plans to appeal the Delaware Chancery Court ruling against registrant and its subsidiary, Kellogg Brown & Root, Inc., in litigation involving Highlands Insurance Group, Inc. The Court ruled that all fixed cost insurance policies issued by Highlands to Kellogg Brown & Root were terminated at the time of the spin-off of Highlands from registrant in 1996. Registrant's legal counsel, Vinson & Elkins LLP, has advised registrant that it is likely that this ruling will be reversed on appeal to the Delaware Supreme Court since it is in clear contravention of the provisions of the applicable agreements between the parties. Kellogg Brown & Root has recorded a receivable due from Highlands of $50 million as of December 31, 2000, plus an additional several million dollars since then.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated March 22, 2001.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    March 22, 2001                By: /s/ Susan S. Keith
                                          --------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary







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                                  EXHIBIT INDEX



Exhibit                    Description

20                         Press Release Dated March 22, 2001

                           Incorporated by Reference












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